Exhibit (h)(2)(i)

EQ ADVISORS TRUST

EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of January 1, 2023 by and among Equitable Investment Management Group, LLC (the “Adviser”), Equitable Investment Management, LLC (the “Administrator”), and EQ Advisors Trust (the “Trust”), on behalf of each series of the Trust set forth in Schedule A attached hereto (each, a “Portfolio,” and collectively, the “Portfolios”).

WHEREAS, the Trust is a Delaware statutory trust organized under the Agreement and Declaration of Trust (the “Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Portfolio is a series of the Trust;

WHEREAS, the Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated as of July 16, 2020, as amended (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Portfolio for compensation based on the value of the average daily net assets of such Portfolio;

WHEREAS, the Trust and the Administrator have entered into a Mutual Funds Service Agreement dated as of January 1, 2023, pursuant to which the Administrator provides administrative, accounting and compliance services to each Portfolio for compensation based on the value of the average daily net assets of such Portfolio; and

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Portfolio and its shareholders to maintain the expenses of such Portfolio at a level below the level to which such Portfolio might otherwise be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.	Expense Limitation.

1.1 Applicable Expense Limit. To the extent that the aggregate expenses of every character incurred by a Portfolio in any fiscal year, including but not limited to organizational costs, investment advisory fees of the Adviser and administration fees of the Administrator (but excluding interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of such Portfolio’s business) (the “Portfolio Operating Expenses”), exceed the Maximum Annual Operating Expense Limit, as defined in Section 1.2 below, such excess amount (the “Excess Amount”) shall be the liability of the Adviser. Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, fees and expenses of other investment companies and exchange-traded investment vehicles in which a Portfolio invests (the “Acquired Fund Fees and Expenses”) and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act shall also be excluded for purposes of determining the Portfolio Operating Expenses.

1.2 Maximum Annual Operating Expense Limit. The Maximum Annual Operating Expense Limit with respect to each Portfolio shall be the amount specified in Schedule A based on a percentage of the average daily net assets of such Portfolio.

1.3 Method of Computation. To determine the Adviser’s liability with respect to the Excess Amount, each month, the Portfolio Operating Expenses for each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month exceed the Maximum Annual Operating Expense Limit of such Portfolio, the Adviser shall waive or reduce fees payable to it or its affiliates, including the Administrator, which is a party to this Agreement for this purpose, for such month by an amount sufficient to reduce the annualized Portfolio Operating Expenses to an amount no higher than the Maximum Annual Operating Expense Limit. If the amount of the waived or reduced fees for any such month is insufficient to pay the Excess Amount, the Adviser shall also remit to the appropriate Portfolio or Portfolios an amount that, together with the waived or reduced fees, is sufficient to pay such Excess Amount.

1.4 Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the fees waived or reduced and other payments remitted by the Adviser to the Portfolio or Portfolios with respect to the previous fiscal year shall equal the Excess Amount.

2.	Reimbursement of Fee Waivers and Expense Reimbursements.

2.1 Reimbursement. If, in any month in which the Advisory Agreement is still in effect, the estimated annualized Portfolio Operating Expenses of a Portfolio for that month are less than the Maximum Annual Operating Expense Limit of such Portfolio, the Adviser shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the fees waived or reduced (including fees waived or reduced by the Adviser’s affiliates, including the Administrator) and other payments remitted by the Adviser to such Portfolio pursuant to Section 1 hereof and pursuant to Section 1 of the Expense Limitation Agreement previously in effect among the Trust, the Adviser and Equitable Investment Management, LLC dated August 1, 2021 (“Prior ELA”). The total amount of reimbursement to which the Adviser may be entitled (the “Reimbursement Amount”) shall equal, at any time, the sum of all fees previously waived or reduced by the Adviser and its affiliates and all other payments remitted by the Adviser to the Portfolio, pursuant to Section 1 hereof or Section 1 of the Prior ELA, during the previous thirty-six (36) months, less any reimbursement previously paid by such Portfolio to the Adviser, pursuant to Section 2.2 hereof, with respect to such waivers, reductions, and payments. The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

2.2 Method of Computation. To determine each Portfolio’s accrual, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Portfolio Operating Expenses of each Portfolio shall be annualized as of the last day of the month. If the annualized Portfolio Operating Expenses of a Portfolio for any month are less than the Maximum Annual Operating Expense Limit of such Portfolio, such Portfolio shall accrue into its net asset value an amount payable to the Adviser sufficient to increase the annualized Portfolio Operating Expenses of that Portfolio to an amount no greater than the Maximum Annual Operating Expense Limit of that Portfolio, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount or cause the annualized Fund Operating Expenses of that Fund to exceed the Maximum Annual Operating Expense Limit in effect at the time of the applicable waiver or reimbursement for which the Adviser is being reimbursed. For accounting purposes, when the annualized Portfolio Operating Expenses of a Portfolio are below the Maximum Annual Operating Expense Limit, a liability will be accrued daily for these amounts.

2.3 Year-End Adjustment. If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Portfolio Operating Expenses of a Portfolio for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Operating Expense Limit.

2.4 Limitation of Liability. The Adviser shall look only to the assets of the Portfolio for which it waived or reduced fees or remitted payments for reimbursement under this Agreement and for payment of any claim hereunder, and neither the Portfolios, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

3.	Term and Termination of Agreement.

Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, this Agreement shall continue in effect with respect to all Portfolios through April 30, 2024 and shall thereafter continue in effect with respect to each Portfolio from year to year provided such continuance is specifically approved by both a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement (the “Non-Interested Trustees”) and the Adviser. This Agreement shall terminate automatically upon the termination of the Advisory Agreement; provided, however, that a Portfolio’s obligation to reimburse the Adviser, as described above, will survive the termination of this Agreement unless the Trust and the Adviser agree otherwise.

4.	Miscellaneous.

4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2 Interpretation. Nothing herein contained shall be deemed to require the Trust or the Portfolios to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Portfolios.

4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

EQ ADVISORS TRUST ON BEHALF OF EACH OF ITS PORTFOLIOS	EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By: /s/ Brian E. Walsh Brian E. Walsh Chief Financial Officer and Treasurer	By: /s/ Kenneth Kozlowski Kenneth Kozlowski Executive Vice President and Chief Investment Officer
EQUITABLE INVESTMENT MANAGEMENT, LLC

By: /s/ Michal Levy Michal Levy President and Chief Operating Officer

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
1290 VT Convertible Securities Portfolio	N/A	0.90%	0.65%
1290 VT Natural Resources Portfolio	N/A	0.90%*	0.65%*
1290 VT Real Estate Portfolio	N/A	0.90%	0.65%
EQ/Franklin Small Cap Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Global Equity Managed Volatility Portfolio	1.10%	1.10%	0.85%
EQ/International Core Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/International Equity Index Portfolio	0.75%*	0.75%*	0.50%*
EQ/International Value Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Large Cap Core Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Growth Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Large Cap Value Managed Volatility Portfolio	0.90%	0.90%	0.65%
EQ/Mid Cap Value Managed Volatility Portfolio	1.00%	1.00%	0.75%
EQ/ClearBridge Select Equity Managed Volatility Portfolio	1.05%	1.05%	0.80%
EQ/Emerging Markets Equity PLUS Portfolio	N/A	1.20%	0.95%
EQ/Quality Bond PLUS Portfolio	0.85%	0.85%	0.60%
EQ/All Asset Growth Allocation Portfolio	1.25%*	1.25%*	1.00%*
EQ/Aggressive Growth Strategy Portfolio	N/A	1.15%*	0.90%*
EQ/Balanced Strategy Portfolio	1.05%*	1.05%*	0.80%*
EQ/Conservative Growth Strategy Portfolio	1.00%*	1.00%*	0.75%*
EQ/Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*
EQ/Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Moderate Growth Strategy Portfolio	1.10%*	1.10%*	0.85%*
EQ/Ultra Conservative Strategy Portfolio	0.95%*	0.95%*	0.70%*
ATM International Managed Volatility Portfolio	N/A	0.90%	0.65%
ATM Large Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Mid Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
ATM Small Cap Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/2000 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/400 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/500 Managed Volatility Portfolio	0.85%	0.85%	0.60%
EQ/International Managed Volatility Portfolio	N/A	0.90%	0.65%
1290 VT Equity Income Portfolio	0.95%	0.95%	0.70%
1290 VT GAMCO Small Company Value Portfolio	1.07%	1.07%	0.82%
1290 VT High Yield Bond Portfolio	N/A	1.00%	0.75%
1290 VT Micro Cap Portfolio	N/A	1.15%	0.90%
1290 VT Multi-Alternative Strategies Portfolio	N/A	1.10%	0.85%
1290 VT Small Cap Value Portfolio	N/A	1.15%	0.90%
1290 VT SmartBeta Equity ESG Portfolio	N/A	1.10%	0.85%
1290 VT Socially Responsible Portfolio	1.15%	1.15%	0.90%

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+		Class K
EQ/AB Dynamic Moderate Growth Portfolio	1.15%*	1.15	%*	0.90	%*
EQ/AB Short Duration Government Bond Portfolio	0.77%	0.77%		0.52%
EQ/AB Small Cap Growth Portfolio	1.00%	1.00%		0.75%
EQ/ClearBridge Large Cap Growth ESG Portfolio	1.00%	1.00%		0.75%
EQ/Janus Enterprise Portfolio	1.05%	1.05%		0.80%
EQ/Loomis Sayles Growth Portfolio	1.05%	1.05%		0.80%
EQ/Morgan Stanley Small Cap Growth Portfolio	N/A	1.15%		0.90%
EQ/Capital Group Research Portfolio	0.97%	0.97%		0.72%
EQ/Core Bond Index Portfolio	0.645%	0.645%		0.395%
EQ/Invesco Comstock Portfolio	1.00%	1.00%		0.75%
EQ/Invesco Global Portfolio	1.15%	1.15%		0.90%
EQ/JPMorgan Value Opportunities Portfolio	1.00%	1.00%		0.75%
EQ/MFS International Growth Portfolio	1.10%	1.10%		0.85%
EQ/PIMCO Global Real Return Portfolio	N/A	0.85%		0.60%
EQ/PIMCO Ultra Short Bond Portfolio	0.79%	0.79%		0.54%
EQ/T. Rowe Price Growth Stock Portfolio	1.00%	1.00%		0.75%
EQ/Value Equity Portfolio	0.95%	0.95%		0.70%
Multimanager Aggressive Equity Portfolio	1.00%	1.00%		0.75%
Multimanager Core Bond Portfolio	0.85%	0.85%		0.60%
Multimanager Technology Portfolio	1.18%	1.18%		0.93%
1290 VT DoubleLine Opportunistic Bond Portfolio	N/A	0.90%		0.65%
EQ/AB Dynamic Aggressive Growth Portfolio	N/A	1.15	%*	0.90	%*
EQ/AB Dynamic Growth Portfolio	N/A	1.15	%*	0.90	%*
EQ/Franklin Moderate Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Goldman Sachs Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Invesco Moderate Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/JPMorgan Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
1290 VT Moderate Growth Allocation Portfolio	N/A	1.10	%*	0.85	%*
EQ/American Century Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Goldman Sachs Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/Invesco Moderate Growth Allocation Portfolio	N/A	1.15	%*	0.90	%*
EQ/American Century Mid Cap Value Portfolio	N/A	1.00	%*	0.75	%*
EQ/Fidelity Institutional AM® Large Cap Portfolio	N/A	0.87	%*	0.62	%*
EQ/Franklin Rising Dividends Portfolio	N/A	0.87	%*	0.62	%*
EQ/Goldman Sachs Mid Cap Value Portfolio	N/A	1.09	%*	0.84	%*
EQ/Invesco Global Real Assets Portfolio	N/A	1.20	%*	0.95	%*
EQ/Lazard Emerging Markets Equity Portfolio	N/A	1.35	%*	1.10	%*
EQ/MFS International Intrinsic Value Portfolio	N/A	1.15	%*	0.90	%*
EQ/MFS Mid Cap Focused Growth Portfolio	N/A	1.10	%*	0.85	%*
EQ/MFS Technology Portfolio	N/A	1.14	%*	0.89	%*
EQ/MFS Utilities Series Portfolio	N/A	1.05	%*	0.80	%*
EQ/PIMCO Real Return Portfolio	N/A	0.75	%*	0.50	%*
EQ/PIMCO Total Return ESG Portfolio	N/A	0.75	%*	0.50	%*
EQ/T. Rowe Price Health Sciences Portfolio	N/A	1.20	%*	0.95	%*

Portfolio	Maximum Annual Operating Expense Limit (% of average daily net assets)
	Class IA+	Class IB+	Class K
EQ/Wellington Energy Portfolio	N/A	1.19%*	0.94%*
1290 VT GAMCO Mergers & Acquisitions Portfolio	1.25%	1.25%	1.00%
EQ/Common Stock Index Portfolio	0.68%	0.68%	0.43%
EQ/Equity 500 Index Portfolio	0.54%	0.54%	0.29%
EQ/Intermediate Government Bond Portfolio	0.645%	0.645%	0.395%
EQ/Long-Term Bond Portfolio	N/A	0.65%	0.40%
EQ/Large Cap Growth Index Portfolio	0.73%	0.73%	0.48%
EQ/Large Cap Value Index Portfolio	0.75%	0.75%	0.50%
EQ/Mid Cap Index Portfolio	0.66%	0.66%	0.41%
EQ/Small Company Index Portfolio	0.64%	0.64%	0.39%
EQ/AB Sustainable U.S. Thematic Portfolio	N/A	1.00%	0.75%
Equitable Conservative Growth MF/ETF Portfolio	N/A	1.10%*	0.85%*
Equitable Growth MF/ETF Portfolio	N/A	1.15%*	0.90%*
Equitable Moderate Growth MF/ETF Portfolio	N/A	1.10%*	0.85%*

*	For purposes of calculating the Maximum Annual Operating Expense Limit, Acquired Fund Fees and Expenses are included in Portfolio Operating Expenses.

+	Includes amounts payable pursuant to Rule 12b-1 under the 1940 Act.

N/A    This class of shares of the Portfolio either is not registered or is registered but not currently offered for sale.